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EXHIBIT 23.1

[LOGO]	BROWN ARMSTRONG PAULDEN MCCOWN STARBUCK & KEETER Certified Public Accountants	Main Office
4200 Truxtun Ave., Suite 300
Bakersfield, California 93309
Tel 661.324.4971 Fax 661.324.4997
e-mail: barrinfo@barrcpa.com

 Shafter Office
560 Central Avenue
Shafter, California 93263
Tel 661.746.2145
Fax 661.746.1218

Peter C. Brown, CPA
Burton H. Armstrong, CPA,MST
Andrew J. Paulden, CPA
Harvey J. McCown, CPA
Steven R. Starbuck, CPA
Aileen K. Keeter, CPA
Chris M. Thornburgh, CPA
Lynn R. Krausse, CPA, MST
Bradley M. Hankins, CPA
Eric Xin, CPA, MBA
Melinda McDaniels, CPA
Sharon Jones, CPA, MST
Thomas M. Young, CPA
Amanda E. Wilson, CPA
Diana Branthoover, CPA
Rosalva Flores, CPA
Debbie A. Rapp, CPA
Julie A. Auvil, CPA
Connie M. Perez, CPA	November 19, 2004

We consent to the incorporation by reference in this Registration Statement of Whittier Energy Corporation, on Form SB-2 of our report s dated March 5, 2004 and August 13, 2004, appearing in the Annual Report on Form 10-KSB and Form 8-K/A for the assets acquisition audit of Whittier Energy Corporation, for the years ended December 31, 2003 and 2002, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                                 BROWN ARMSTRONG PAULDEN
                                                 McCOWN STARBUCK & KEETER
                                                 ACCOUNTANCY CORPORATION

                                                 /s/ Burton H. Armstrong

By: Burton H. Armstrong

MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants

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  EXHIBIT 23.1